Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the ordinary shares, par value of $0.0001 per share, of ChinaCache International Holdings Ltd., a Cayman Islands exempted company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature page to follow]

Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 13, 2015.

QIMING VENTURE PARTNERS, L.P., a Cayman Islands exempted limited partnership
By:	QIMING GP, L.P., a Cayman Island exempted limited partnership
Its:	General Partner
	By:	QIMING CORPORATE GP, LTD., a Cayman Islands corporation
	Its:	General Partner

		By:	/s/ Grace Lee
Name: Grace Lee
Its: Authorized Signatory

QIMING GP, L.P., a Cayman Island exempted limited partnership
By:	QIMING CORPORATE GP, LTD., a Cayman Islands corporation
Its:	General Partner

	By:	/s/ Grace Lee
Name: Grace Lee
Its: Authorized Signatory

QIMING CORPORATE GP, LTD., a Cayman Islands corporation

By:	/s/ Grace Lee
Name: Grace Lee
Its: Authorized Signatory